April 25, 2000




Dear ReSourcePhoenix.com Shareholders:

Enclosed please find a revised copy of our 2000 Proxy Statement and Proxy Card. Please disregard the Proxy Statement and Proxy Card dated April 18, 2000.

Thank you for your ongoing support of ReSourcePhoenix.com.




W. Corey West
President
ReSourcePhoenix.com